FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                  June 1, 1998


                             GERMAN AMERICAN BANCORP
               (Exact name of registrant as specified in charter)




      Indiana                      0-11244                       35-1547518
   (State or other          (Commission File Number)            (IRS Employer
    jurisdiction of                                             Identification
    incorporation)                                                 Number)



                     711 Main Street, Jasper, Indiana 47546
                    (Address of Principal Executive Offices)



                                 (812) 482-1314
              (Registrant's telephone number, including area code)



                                       NA
         (Former Name and Former Address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         On June 1, 1998, in accordance with the Agreement and Plan of Reorganization, dated January 30, 1998, by and among German American Bancorp (the "Registrant"), FSB Financial Corporation ("FSB"), German American Holdings Corporation, a wholly-owned subsidiary of the Registrant ("GAHC"), FSB Bank, and Community Trust Bank, a wholly-owned subsidiary of GAHC ("Community") (the "FSB Agreement"), the mergers of FSB with and into GAHC and FSB Bank with and into Community were effected (the "FSB Acquisitions").

         Additionally, on June 1, 1998, in accordance with the Agreement and Plan of Reorganization, dated December 8, 1997, by and among the Registrant, CSB Bancorp ("CSB"), GAHC, The Citizens State Bank of Petersburg ("Citizens"), and Community (the "CSB Agreement"), the mergers of CSB with and into GAHC and Community with and into Citizens were also effected (the "CSB Acquisitions").

         GAHC is the surviving corporation in its mergers with FSB and CSB, and Citizens is the surviving bank resulting from the bank mergers and has acquired and will continue to operate the properties and banking businesses of Community and FSB Bank. Citizens is now a wholly-owned subsidiary of GAHC and, indirectly through GAHC, of the Registrant.

         Pursuant to the CSB Acquisitions and the FSB Acquisitions, the Registrant has reserved for issuance to the shareholders of CSB and FSB, effective June 1, 1998, approximately 996,000 shares. The FSB Acquisitions and the CSB Acquisitions are discussed more fully in the Press Release attached as
Exhibit 99 and incorporated by reference.

         Prior to these transactions, there were no material relationships between (a) FSB, CSB or any of the affiliates, directors or officers of FSB or CSB or any associates of any such directors or officers, on the one hand, and
(b) the Registrant, or any of the affiliates, directors or officers of the Registrant or any associates of any such directors or officer, on the other hand. The terms of these transactions were negotiated by the Registrant with FSB and with CSB, respectively, on an arm's-length basis.

Item 5.  Other Events.

         Pursuant to the CSB Agreement referenced in Item 2 of this report, Michael J. Voyles (a member of the Board of Directors of CSB) has been added to the Board of Directors of the Registrant effective June 1, 1998.

Item 7.  Financial Statements and Exhibits.

         (a)(b) None of the conditions specified for the determination of "significant subsidiary" for purposes of Regulation S-X exceed 20 percent when applied to CSB or to FSB. Therefore, Item 7(a) and (b) are inapplicable.

         (c) Exhibits.

         The following exhibits are filed as part of this Report:

         2.1. Agreement and Plan of Reorganization between the Registrant, CSB Bancorp, and Affiliates, dated December 8, 1997. This exhibit is incorporated by reference from Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 filed February 26, 1998.

         2.2. Agreement and Plan of Reorganization between the Registrant, FSB Financial Corporation, and Affiliates, dated January 30, 1998. This exhibit is incorporated by reference from Exhibit
                  2.2 to the Registrant's Registration Statement on Form S-4 filed on February 26, 1998.

         99. Press release dated June 8, 1998, announcing consummation of CSB and FSB Acquisitions.



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                                   EXHIBIT 99


NEWS RELEASE
For additional information, contact:
George W. Astrike
Chairman and CEO
       or
Mark A. Schroeder
President/Chief Operating Officer
(812) 482-1314

JASPER, INDIANA, JUNE 8, 1998               GERMAN AMERICAN BANCORP
                                            COMPLETES MERGERS WITH CSB
                                            BANCORP AND FSB FINANCIAL
                                            CORPORATION


German American Bancorp (NASDAQ:GABC) has completed the merger transactions with CSB Bancorp of Petersburg, Indiana and FSB Financial Corporation of Francisco, Indiana. Under the terms of the mergers, which were effective June 1, 1998, German American will issue approximately 996,000 shares of its common stock having an aggregate total value exceeding $30,000,000. In connection with these mergers, Michael J. Voyles, a Director of CSB Bancorp, was appointed to the German American Bancorp Board of Directors. Mr. Voyles, who is president of MJV, Inc., is active in retailing, broadcasting, and real estate in the Petersburg area.

Concurrently with these merger transactions, FSB Bank, Citizens State Bank, and Community Trust Bank, (the Company's existing Pike County affiliate), combined their operations under the Citizens name and charter creating a $130,000,000 financial institution serving the Pike and Gibson County area markets.

George W. Astrike, Chairman of the Board and CEO of German American Bancorp said, "We are extremely pleased to welcome the customers and shareholders of Citizens and FSB to German American Bancorp, one of our state's leading independent bank holding companies dedicated to community banking ideals. Citizens State Bank, which is celebrating the 125th anniversary of its founding this year, exemplifies the best of that community banking tradition. Citizens will serve the principal communities of Pike and Gibson Counties and the surrounding markets with seven convenient locations. It will be guided by a Board of Directors comprised of individuals representing professional, business and agricultural interests of the area, and who previously served as directors of the merged institutions."

German American Bancorp, a Jasper based multi-bank holding company which now has total assets of $585 million, operates four bank subsidiaries with a total of 24 banking offices within seven contiguous counties in Southwest Indiana. Its stock is traded on NASDAQ's National Market System under the symbol GABC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 GERMAN AMERICAN BANCORP

Date: June 15, 1998                              By:/s/George W. Astrike
                                                    George W. Astrike
                                                    Chairman


Date: June 15, 1998                              By:/s/John M. Gutgsell
                                                    John M. Gutgsell
                                                    Controller and Principal
                                                    Accounting Officer